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                                                                    Exhibit 99.4




                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR



         I, Scott V. Fainor, Director, President and Chief Executive Officer of First Colonial Group, Inc. and Nazareth National Bank and Trust Company, a national bank, hereby consent to being identified as a proposed director of KNBT Bancorp, Inc. (the "Company") and Keystone Nazareth Bank & Trust Company in the Company's prospectus to be included in a registration statement on Form S-1.



                                          By:  /s/ Scott V. Fainor
                                               ---------------------------------
                                               Scott V. Fainor

Dated: June 3, 2003